UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2016

GALAXY GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street
Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 939-3254
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.01 Unregistered Sales of Equity Securities
Item 8.01 Other Events

Galaxy Gaming, Inc. (the "Company"), entered into a Loan Agreement (the "Loan Agreement") dated August 29, 2016, as borrower, with Breakaway Capital Management, LLC, as administrative agent (the "Administrative Agent") for the lenders from time to time party thereto (collectively, the "Lenders"), together with a six-year warrant to purchase 1,965,780 shares at an exercise price of $0.30 per share, subject to standard anti-dilution adjustment (the "Warrants").

The Loan Agreement provides for a term loan by the Lenders in an aggregate principal amount of $10,500,000 (the "Term Loan"). Proceeds of the Term Loan were primarily used to prepay in full the outstanding long-term debt due to Prime Table Games, LLC, and Prime Table Games, UK.  The remainder of the proceeds from the Term Loan will be used for general corporate purposes and working capital needs.

The Term Loan is secured by a senior lien on the Company's assets pursuant to a separate Guaranty and Security Agreement (the "Security Agreement") dated August 29, 2016.

During the initial twelve-month period of the Term Loan, the outstanding principal will accrue interest at the rate of 14.0% per annum.  Thereafter, the outstanding principal will accrue interest at the lesser of 14.0% per annum or 12.5% per annum for any quarterly period in which the Unadjusted Total Leverage Ratio (as defined in the Loan Agreement) is less than 2.5:1.0.

The Loan Agreement requires quarterly interest-only payments, each in the amount of $367,500, on September 30 and December 31, 2016.  After December 31, 2016, the Company is required to make quarterly principal payments of $262,500 plus accrued interest.  The remaining principal and any unpaid interest will be payable in full on August 29, 2021.  Voluntary prepayments of the Term Loan, in full or in part, are permitted after the first anniversary of the Term Loan, subject to the following premiums: (i) 104% between the first and second anniversary of the Term Loan, (ii) 102% between the second and third anniversary of the Term Loan, and (iii) 101% between the third and fourth anniversary of the Term Loan.  There will be no premium for a pre-payment during the final year of the Term Loan.  The Loan Agreement also requires certain mandatory prepayments in the amount of 100% of the proceeds from certain asset dispositions (other than in the ordinary course of business) and certain other extraordinary events, and 25% of the proceeds from the sale and issuance of capital stock.

Under the Loan Agreement, the Company is subject to quarterly financial covenants (the "Financial Covenants") requiring:

(A) The Company's Total Leverage Ratio (as defined in the Loan Agreement) not to exceed the ratio set forth below:

Measurement Date	Ratio
September 30, 2016	2.75:1.00
December 31, 2016	2.75:1.00
March 31, 2017	2.75:1.00
June 30, 2017	2.50:1.00
September 30, 2017	2.50:1.00
December 31, 2017	2.25:1.00
The last day of each fiscal quarter thereafter	2.00:1.00

(B) The Company's Adjusted EBITDA (as defined in the Loan Agreement) not to fall below:

Measurement Date	Amount
September 30, 2016	$4,250,000
December 31, 2016	$4,250,000
March 31, 2017	$4,250,000
June 30, 2017	$4,250,000
September 30, 2017	$4,500,000
December 31, 2017	$4,750,000
The last day of each fiscal quarter thereafter	$5,000,000

(C) The Company's Capital Expenditures (as defined in the Loan Agreement) not to exceed:

Measurement Date	Amount
Fiscal year ending December 31, 2016	$500,000
Each fiscal year thereafter	$500,000

The Loan Agreement also required the Company to make certain representations and warranties, together with affirmative and negative covenants that are customary for credit arrangements of this type, including covenants which restrict the Company's ability to, among other things, create liens on the Company's assets, borrow money, and engage in unapproved mergers, consolidations, significant asset sales and certain other transactions.

Warrant Agreement

In connection with the Loan Agreement, on August 29, 2016, the Company entered into a Warrant Agreement (the "Warrant Agreement") with the Lenders, pursuant to which the Company issued to the Lenders warrants to purchase 1,965,780 shares of common stock at an initial exercise price of $0.30 per share (the "Warrants").  The number of shares of common stock issuable upon exercise of the Warrants, and/or the exercise price of such shares, is subject to standard anti-dilution adjustments in the event of stock splits, reorganizations, stock dividends, and similar events.  As of the date of the Warrant Agreement, the shares of common stock issuable upon a full exercise of the Warrants would represent 5.0% of the total issued and outstanding shares of the Company's common stock.  The Lender is also granted the right, but not the obligation, to purchase up to 5.0% of the total number of new securities that the Company may, from time to time, sell and issue.

The Warrants may not be exercised prior to the earliest of (a) the fifth anniversary of the Loan Agreement, (b) the date on which the obligations described in the Loan Agreement are repaid in full, or (c) the date on which the Lender declares all or any portion of the outstanding amount of the Term Loan to be due and payable under the terms of the Loan Agreement (collectively, the "Trigger Date").  The Warrants expire on August 29, 2022.  Exercise of the Warrants requires a sixty (60) day prior written notice, during which time the Company may exercise its Call Right described below.

The Warrant Agreement includes a call right (the "Call Right") whereby the Company can purchase the Warrants for a fixed sum of $1,333,333 upon providing the Warrant holders with a thirty (30) day prior written notice.  The Warrant Agreement also includes a put right (the "Put Right") whereby the Lenders may require the Company to purchase from the Lenders all or any portion of the Warrants at a purchase price equal to the lesser of (a) the fair market value of the underlying shares of common stock as of the date of exercise of the Put Right, or (b) $1,333,333.  The Put Right may not be exercised prior to the Trigger Date (as defined above), and the Put Right expires on August 29, 2022.

The Warrants issued in connection with the Loan Agreement and the securities of the Company into which they are exercisable were offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and regulations promulgated thereunder, and in reliance on similar exemptions under applicable state laws. The Lenders have represented to the Company that they are accredited investors. No person received any underwriting discount or commission in connection with the issuance of the Warrants or the underlying shares of the Company's common stock.

The Company's reliance upon Section 4(a)(2) of the Securities Act was based in part upon the following factors: (a) the issuance of the Warrants was in connection with isolated private transactions which did not involve any public offering; (b) there were a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the securities took place directly between the offerees and the Company.

Security Agreement

Pursuant to the Security Agreement, the Company agreed to grant to the Administrative Agent for the benefit of the Lenders a lien on and security interest in the assets of the Company. The Company authorized the Administrative Agent to make all required filings pursuant to Article 9 of the UCC in the appropriate jurisdictions to perfect the security interest in the Company's assets.  Pursuant to the Security Agreement, the security interest will be released when the loans made pursuant to the Loan Agreement and all other secured obligations have been paid in full.

The foregoing is only a brief description of the material terms of the Loan Agreement, the Warrant Agreement and Warrants, and the Security Agreement (collectively, the "Agreements") and does not purport to be a complete description of the rights and obligations of the parties thereunder.  The foregoing descriptions are qualified in their entirety by reference to the full text of the respective Agreement.  The forms of the Loan Agreement, the Warrant Agreement, and the Security Agreement are attached as Exhibits 99.1, 99.2, and 99.3, respectively, to this Current Report on Form 8-K.

Press Release

On August 29, 2016, the Company issued a press release to provide information to the market about the Loan Agreement and the Term Loans provided for therein.  The Company's press release is included as an Exhibit to this Current Report pursuant to Item 8.01 Other Events. The press release shall not be deemed "filed" for purposes of Section 17 of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Loan Agreement dated August 29, 2016 between Galaxy Gaming, Inc. and Breakaway Capital Management, LLC
99.2	Warrant Agreement dated August 29, 2016
99.3	Guaranty and Security Agreement, dated August 29, 2016
99.4	Press Release dated August 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2016

GALAXY GAMING, INC.

By: /s/ Gary A. Vecchiarelli
Gary A. Vecchiarelli
Chief Financial Officer